Banknorth Group, Inc.

                   Supplemental Employees Retirement Plan

                               First Amendment


      WHEREAS, Banknorth Group, Inc. (the "Employer") established the Banknorth Group, Inc. Supplemental Employees Retirement Plan (the "Plan") Effective January 1, 1995, and

      WHEREAS, the Employer reserves the right to amend the Plan from time to time in accordance with Section 8.03 thereof, and

      WHEREAS, the Employer now desires to amend the Plan;

      NOW, THEREFOR, the Plan is hereby amended effective January 1, 1996, as follows:

A. Section 401(ii) is hereby deleted and the following new Section 4.01(ii) is substituted in lieu thereof:

      (ii) The benefit which would have been payable under the terms of the Retirement Plan if the definition of compensation under the Retirement Plan included compensation in excess of Section 401(a)(17) of the Code, if the limits under Section 415 of the Code did not apply, and if Credited Service included the Additional Credited Service as specified in Appendix C shall be calculated."

B.    The following new sentence shall be added to Section 5.1:

      "For the purpose of determination of a Participant's vested status under this Plan, Credited Service shall include the Additional Credited Service as specified in Appendix C."

C.    The following new Appendix C shall be added:

                                 "APPENDIX C

                                                    Additional
                      Name                       Credited Service
                      ----                       ----------------

                Richard Collins                      5 Years"

      IN WITNESS WHEREOF, Banknorth Group, Inc. has caused this instrument
to be executed in its name and on its behalf this   7th   day of
February,   1996,


                                       BANKNORTH GROUP, INC.


                                       By:  /s/
                                           ----------------------------------


                                       Its:   Executive Vice President
                                           ----------------------------------



Attest:

/s/
-----------------------------------
Witness


                                       (Seal)



                            Banknorth Group, Inc.

                   Supplemental Employees Retirement Plan

                              Second Amendment


      WHEREAS, Banknorth Group, Inc. (the "Employer") established the Banknorth Group, Inc. Supplemental Employees Retirement Plan (the "Plan") Effective January 1, 1995, and

      WHEREAS, the Employer reserves the right to amend the Plan from time to time in accordance with Section 8.03 thereof, and

      WHEREAS, the Employer now desires to amend the Plan;

      NOW, THEREFOR, the Plan is hereby amended effective January 1, 1997, as follows:

      Appendix B is hereby amended to include the attached.


      IN WITNESS WHEREOF, Banknorth Group, Inc. has caused this instrument
to be executed in its name and on its behalf this   4th   day of
November,   1996,


                                       BANKNORTH GROUP, INC.


                                       By:  /s/
                                           ---------------------------------


                                       Its:  Senior Vice President
                                           ---------------------------------


Attest:

/s/
-----------------------------------
Witness


                                       (Seal)


=============================================================================
Memorandum

-----------------------------------------------------------------------------

To:        Compensation Committee
From:      William H. Chadwick
Date:      07-29-1996
Subject:   Owen Becker



As you know, Owen Becker continues to be a key member of this senior management team of Banknorth. I find his leadership and counsel a welcome addition to the Executive Team and the Policy Group. His experiences prior to joining Banknorth have provided a different and quite valuable perspective on our company as we plan our growth and strategy.

When Own joined us, it was clear we were getting someone with special and unique talents at a "below market" compensation package. Also, because of his personal situation, he did not avail himself of our benefit program.

In order to address Owen's total compensation package, I would like to provide him with an additional benefit under the Banknorth Group Supplemental Employee Retirement Plan ("SERP"). The attached letter from our pension consultants at Watson Wyatt give a detailed overview of the SERP benefit I am recommending. The highlights of the benefit are as follows:

      * If Owen "retires" prior to vesting in our qualified plan, he will receive a benefit under the SERP of a $1,000 per month at age 65.

      * If Owen "retires" with a vested benefit under the Qualified Plan, the total benefit of integrating the qualified benefit and this SERP benefit will not exceed $2,000 per month.

I would appreciate your review of and concurrence with this recommendation.

If you have additional questions please contact either me or Mike New
(860-5581).

Thank you.


                         WATSON WYATT   [LETTERHEAD]


July 25, 1996

PERSONAL AND CONFIDENTIAL

Mr. Michael J. New
Managing Director of Human Resources
Banknorth Group, Inc.
P. O. Box 366
Burlington, Vermont 05402-0366


Dear Mike:

The purpose of this letter is to summarize the benefits we discussed for Owen Becker under Banknorth's qualified pension plan and SERP. Once Mr. Becker's SERP benefit arrangement has been approved by Banknorth, we will amend the plan document to incorporate the agreed upon provisions.

Mr. Becker became a participant in the qualified retirement plan as of January 1, 1996. His benefits under the plan will be determined based on his final average compensation (subject to Internal Revenue Code limitations) and Banknorth service as of his retirement date. In order to receive a benefit from the plan, Mr. Becker will need to complete at least five years of service with Banknorth. Based on his hire date of Janaury 3, 1995, Mr. Becker will become vested once he completes 1,000 hours of service during 1999.

If Mr. Becker earns more than $150,000 during 1996 (and the Compensation Committee of the Board of Directors does not take action to prohibit his participation), he will become a participant in the SERP as of January 1, 1997. The SERP will provide Mr. Becker with the benefits he "loses" in the qualified plan due to the application of IRS compensation and benefit limitations. This "excess plan" feature of the SERP, together with the qualified plan, will provide Mr. Becker with a benefit equal to what he would receive under the qualified plan formula if there were no limitations. As in the qualified plan, the SERP currently requires participants to complete at least five years of service to be vested in a benefit.

In addition to the benefits described above, the SERP will provide the following:

      * If Mr. Becker leaves Banknorth before becoming vested, he will receive $1,000 per month for life payable at age 65 or

      * If Mr. Becker leaves Banknorth after becoming vested, he will receive a monthly benefit for life payable at age 65 equal to the excess of $2,000 over his qualified plan benefit.

Thus, if Mr. Becker leaves after three years, his pension from Banknorth (payable as a life annuity at age 65) will consist solely of $1,000 per month paid from the SERP. He would not receive a qualified plan benefit or "excess plan" from the SERP since he would not be vested in those benefits.

If Mr. Becker leaves after six years and has a qualified plan benefit of $1,200 per year then he will receive $800 from the SERP under the special arrangement. He would also be entitled to his "excess plan" benefit from the SERP attributable to the benefits lost in the qualified plan due to IRS limitations.

SERP benefits will be payable in the same form as Mr. Becker chooses for his qualified plan benefit (if he is vested when he retires). If Mr. Becker elects a form of benefit which provides some level of death benefit coverage to his spouse or beneficiary the benefit reduction factors which apply (or would apply) to his qualified plan benefit will also be used to reduce his SERP benefit. Since ten years of service is required to receive an early retirement benefit from the qualified plan and SERP, Mr. Becker will not be eligible to begin receiving any benefits before age 65.

If you have any questions, please call.


Very truly yours,


Michael A. Hluska
Associate, Society of Actuaries

MAH: mrg

cc: Mr. James F. Obernesser